PRIVATE PLACEMENT MEMORANDUM

DIAMONDHEAD CASINO
CORPORATION

 ___________________________

$3,000,000 in Collateralized Convertible Senior Debentures
Convertible into a Maximum of 7,373,737 Shares of Common Stock

____________________________

FEBRUARY 14, 2014

This confidential Private Placement Memorandum may not be shown or given to any person other than the person whose name appears above and may not be printed or reproduced in any manner whatsoever. Failure to comply with this directive can result in a violation of the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, including Regulation FD promulgated thereunder. Any further distribution or reproduction of these materials, in whole or in part, or the divulgence of any of the contents by an offeree, is not authorized.

DIAMONDHEAD CASINO CORPORATION

PRIVATE PLACEMENT MEMORANDUM

$3,000,000 in Collateralized Convertible Senior Debentures

Convertible into a Maximum of 7,373,737 Shares of Common Stock

Diamondhead Casino Corporation (the “Company”) is offering (this “Offering”) up to $3,000,000 of its Collateralized Convertible Senior Debentures (the “Debentures”) to accredited or institutional investors only (the “Investors”), on the terms and conditions described in this Private Placement Memorandum (this “Memorandum”). This Offering is being conducted contingent on the deposit into Escrow of the purchase price for all of the Debentures offered herein in the aggregate principal amount of $3,000,000. The Debentures are being offered in three tranches as follows:

·	Tranche 1: First Tranche Collateralized Convertible Senior Debentures in the aggregate principal amount of $1,000,000

The Company is offering $1,000,000 of First Tranche Collateralized Convertible Senior Debentures in the aggregate principal amount of $1,000,000 (the “First Tranche Debentures”), subject to certain conditions described in this Memorandum. The First Tranche Debentures are convertible, at a Conversion Price of $.30 per share, into an aggregate of 3,333,333 shares of Common Stock of the Company, par value $0.001 per share (the “Common Stock”), on the terms and conditions hereinafter described in this Memorandum. The minimum principal amount of First Tranche Debentures that may be purchased is $50,000. The purchase price for each First Tranche Debenture shall be 100% of the principal amount thereof.

A First Closing shall occur and the First Tranche Debentures shall be issued when and if subscriptions, in the principal amount of $3,000,000, for all Debentures offered herein, have been received in Escrow and accepted by the Company. At the First Closing, should it occur, the gross proceeds from the sale of the First Tranche Debentures, in the principal amount of $1,000,000, will be released from Escrow to the Company.

The First Tranche Debentures will bear interest at 4% per annum after 180 days and will be secured by a lien on certain real property as hereinafter described in this Memorandum.

The First Tranche Debentures will be converted to 3,333,333 shares of Common Stock when and if: 1) the Second Closing Obligations hereinafter described in this Memorandum have been met; and 2) the average closing price of the Common Stock on the principal trading market for the Company’s Common Stock is 150% or more of the First Tranche Debenture Conversion Price for the thirty consecutive business days immediately prior to the Conversion Date. The First Tranche Debentures will be converted into Common Stock without any required action on the part of the Debenture Holders and the lien securing the First Tranche Debentures will be released.

·	Tranche 2: Second Tranche Collateralized Convertible Senior Debentures in the aggregate principal amount of $1,000,000

The Company is offering $1,000,000 of Second Tranche Collateralized Convertible Senior Debentures in the aggregate principal amount of $1,000,000 (the “Second Tranche Debentures”), subject to certain conditions described in this Memorandum. The Second Tranche Debentures are convertible, at a Conversion Price of $.45 per share, into an aggregate of 2,222,222 shares of Common Stock, on the terms and conditions hereinafter described in this Memorandum. The minimum principal amount of Second Tranche Debentures that may be purchased is $50,000. The purchase price for each Second Tranche Debenture shall be 100% of the principal amount thereof.

A Second Closing shall occur and the Second Tranche Debentures shall be issued when and if the Second Closing Obligations hereinafter described in this Memorandum have been met. At the Second Closing, the gross proceeds from the sale of the Second Tranche Debentures in the principal amount of $1,000,000, will be released from Escrow to the Company.

The Second Tranche Debentures will bear interest at 4% per annum after 180 days and will be secured by a lien on certain real property as hereinafter described in this Memorandum.

The Second Tranche Debentures will be converted to 2,222,222 shares of Common Stock when and if: 1) the Third Closing Obligations hereinafter described in this Memorandum have been met; and 2) the average closing price of the Common Stock on the principal trading market for the Company’s Common Stock is 150% or more of the Second Tranche Debenture Conversion Price for the thirty consecutive business days immediately prior to the Conversion Date. The Second Tranche Debentures will be converted into Common Stock without any required action on the part of the Debenture Holders and the lien securing the Second Tranche Debentures will be released.

The gross proceeds received from the sale of the Second Tranche Debentures will be held in Escrow and will not be released unless and until the Second Closing Obligations have been met and a certification to that effect has been forwarded to the Placement Agent and each of the Investors (the “Second Closing”). If the Second Closing Obligations are not met, there will be no Second Closing and the $1,000,000 in Escrow from the Second Tranche Debentures will be returned to the Investors without deduction or interest.

·	Tranche 3: Third Tranche Collateralized Convertible Senior Debentures in the aggregate principal amount of $1,000,000

The Company is offering $1,000,000 of Third Tranche Collateralized Convertible Senior Debentures in the aggregate principal amount of $1,000,000 (the “Third Tranche Debentures”), subject to certain conditions described in this Memorandum. The Third Tranche Debentures are convertible, at a Conversion Price of $0.55 per share, into an aggregate of 1,818,182 shares of Common Stock, or convertible, at a Conversion Price of $0.75 per share, into an aggregate of 1,333,333 shares of Common Stock, on the terms and conditions hereinafter described in this Memorandum. The Conversion Price will depend upon a combined appraised value of an independent third party appraisal firm of  (1) the Company’s casino project (including the value of that land upon which it is expected to be located) and (2) the undeveloped remaining Property (collectively, the “Valuation”). If the Valuation is $175 million or more, then the Conversion Price for the Third Tranche Debentures shall be $0.75 per share. If the Valuation is less than $175 million, than the Conversion Price for the Third Tranche Debentures shall be $0.55 per share. The minimum principal amount of Third Tranche Debentures that may be purchased is $50,000. The purchase price for each Third Tranche Debenture shall be 100% of the principal amount thereof.

A Third Closing shall occur and the Third Tranche Debentures shall be issued when and if the Third Closing Obligations hereinafter described in this Memorandum have been met. At the Third Closing, the gross proceeds from the sale of the Third Tranche Debentures in the principal amount of $1,000,000, will be released from Escrow to the Company.

The Third Tranche Debentures will bear interest at 4% per annum after 180 days and will be secured by a lien on certain real property as hereinafter described in this Memorandum.

The Third Tranche Debentures will be converted to shares of Common Stock when and if the average closing price of the Common Stock on the principal trading market for the Company’s Common Stock is 150% or more of the applicable Third Tranche Debenture Conversion Price, based upon the Valuation, for the thirty consecutive business days immediately prior to the Conversion Date. The Third Tranche Debentures will be converted into Common Stock without any required action on the part of the Debenture Holders and the lien securing the Third Tranche Debentures will be released.

The gross proceeds received from the sale of the Third Tranche Debentures will be held in Escrow and will not be released unless and until the Third Closing Obligations have been met and a certification to that effect has been forwarded to the Placement Agent and each of the Investors (the “Third Closing”). If the Third Closing Obligations are not met, there will be no Third Closing and the $1,000,000 in Escrow from the Third Tranche Debentures will be returned to the Investors without deduction or interest.

Escrow Agent

All proceeds received from the Offering will be deposited with Continental Stock Transfer & Trust Company, which will serve as Escrow Agent for this Offering.

Minimum Subscription Price

An Investor wishing to participate in this Offering must subscribe for and purchase First Tranche Debentures (a minimum of $50,000), Second Tranche Debentures (a minimum of $50,000), and Third Tranche Debentures (a minimum of $50,000), for a combined minimum subscription of $150,000.

Termination of Offering

This Offering will terminate and the Company will return all subscriptions then held in Escrow to the Investors if the First Closing does not occur on or before March 1, 2014, unless this date has been extended by the Company, with or without notice to the Investors, for up to two additional 30-day periods (the "Termination Date"). In the event the Second Closing has not occurred on or before December 31, 2014, the Escrow Agent will return all subscriptions then held in Escrow ($2,000,000) to the Investors, without interest or deduction of any sort. In the event the Second Closing has occurred, but the Third Closing has not occurred on or before December 31, 2014, the Escrow Agent will return all subscriptions then held in Escrow ($1,000,000) to the Investors, without interest or deduction of any sort.

The Debentures and the shares offered upon conversion of the Debentures are speculative and an investment in them involves a high degree of risk. You must be prepared to bear the economic risk of this investment for an indefinite period of time and be able to withstand a total loss of your investment. See “Risk Factors” and “Terms of the Offering.”

By accepting the information contained in this Memorandum, the recipient acknowledges its express agreement with us to maintain such information in confidence. We have caused these materials to be delivered to you in reliance upon your agreement to maintain the confidentiality of this information and upon Regulation FD promulgated by the Securities and Exchange Commission (“SEC”).

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER IN ANY JURISDICTION IN WHICH AN OFFER IS NOT AUTHORIZED.

	Offering Price	Sales Commissions (1)	Proceeds to Company (1)
Minimum Offering	$1,000,000	$ 60,000	$ 940,000
Maximum Offering	$3,000,000	$180,000	$2,820,000

__________

(1) Henley & Company LLC (“Henley”) will be paid a commission of 6% of the gross proceeds to the Company from the sale of the Debentures sold in this Offering. Henley is also entitled to reimbursement of legal fees and expenses up to a maximum of $55,000 at the First Closing and up to $10,000 at each additional closing, up to an aggregate of $75,000. Henley will also receive warrants to purchase up to 75,000 shares of Common Stock of the Company as part of its compensation (see “Placement Agent”).

IMPORTANT NOTICE

The Debentures offered pursuant to this Memorandum and the Shares of Common Stock issuable upon conversion of the Debentures are being offered without registration under the Securities Act of 1933, as amended (“Securities Act”), in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act and Regulation D promulgated thereunder. Accordingly, you may not offer, sell, transfer, assign, pledge, hypothecate or otherwise dispose of the offered securities in the absence of an effective registration statement under the Securities Act or evidence acceptable to us and our counsel, which includes an opinion of counsel, that registration is not required and an exemption from registration is available under the federal securities laws.

Investment in this offering involves a high degree of risk, and investors should not invest any funds in this offering unless they can afford to lose their entire investment. In making an investment decision, investors must rely on their own examination of the terms of the offering, including the merits and risks involved. See “Risk Factors.”

This Memorandum does not constitute an offer to sell, or solicitation of an offer to buy, nor shall any securities be offered or sold to any person in any jurisdiction in which such offer, solicitation, purchase or sale would be unlawful, prior to registration or qualification under the securities laws of such jurisdiction.

The securities offered hereby are subject to restrictions on transferability and resale and may not be offered, sold, transferred, assigned, pledged, hypothecated or otherwise disposed of except as permitted under the Securities Act and applicable state securities laws pursuant to registration or exemption therefrom. Prospective investors must acquire the securities for investment, solely for their own account, and without any view towards resale or distribution. Investors should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time.

Only information or representations contained herein may be relied upon as having been authorized by the Company. No person has been authorized to give any information or to make any representations other than those contained in this Memorandum in connection with the offer being made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by the Company. Investors are cautioned not to rely upon any information not expressly set forth in this Memorandum. The information presented is as of the date set forth on the cover page hereof unless another date is specified, and neither the delivery of this Memorandum nor any sale hereunder shall create any implication that there have been no changes in the information presented subsequent to such date(s).

Prospective investors are not to construe the contents of this Memorandum as legal, investment, or tax advice. Prospective investors should consult their advisors as to legal, investment, tax, and related matters concerning an investment by such prospective investors in the Company.

The statements contained herein are based on information believed to be reliable. No representation or warranty can be made as to the accuracy or adequacy of such information or that circumstances have not changed since the date such information was supplied. This Memorandum contains summaries of certain provisions of documents relating to the business of the Company and the purchase of securities or common stock in the Company, and such summaries do not purport to be complete and are qualified in their entirety by reference to the texts of the original documents.

STATE NOTICES

RESIDENTS OF ALL STATES:

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE( SECURITIES TO BE ISSUED ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING DOCUMENTS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

NASAA UNIFORM LEGEND:

In making an investment decision, investors must rely on their own examination of the person or entity creating the securities and the terms of the offering, including the merits and risks involved. These securities have not been recommended by federal or state securities commissions or regulatory authorities. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of the offering documents. Any representation to the contrary is a criminal offense. These securities are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act, and the applicable state securities laws pursuant to registration or exemption therefrom. Investors should be made aware that they will be required to bear the financial risks of this investment for an indefinite period of time.

RESIDENTS OF ALL STATES:

The presence of a legend for any given state reflects only that a legend may be required by that state and should not be construed to mean an offer or sale may be made in any particular state. The offering documents may be supplemented by additional state legends. If you are uncertain as to whether or not offers or sales may be lawfully made in any given state, you are advised to contact the Company for a current list of states in which offers or sales may be lawfully made. An investment in this offering is speculative and involves a high degree of financial risk. Accordingly, prospective investors should consider all of the risk factors described herein.

NOTICE TO CALIFORNIA RESIDENTS:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THESE SECURITIES, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

NOTICE TO FLORIDA RESIDENTS:

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT (THE “FLORIDA ACT”) AND ARE BEING SOLD IN RELIANCE UPON AN EXEMPTION PROVISION CONTAINED THEREIN PURSUANT TO SECTION 517.061 AND THEY, THEREFORE, HAVE THE STATUS OF SECURITIES ACQUIRED IN AN EXEMPT TRANSACTION UNDER FLA. STAT. §517.061 OF THE FLORIDA ACT. EACH OFFEREE WHO IS A FLORIDA RESIDENT SHOULD BE AWARE THAT SECTION 517.061(11)(a)(5) OF THE FLORIDA SECURITIES ACT PROVIDES, IN RELEVANT PART, AS FOLLOWS: “WHEN SALES ARE MADE TO FIVE OR MORE PERSONS IN FLORIDA, ANY SALE IN FLORIDA MADE PURSUANT TO SECTION 517.061(11) IS VOIDABLE BY THE PURCHASER IN SUCH SALE EITHER WITHIN 3 DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PUCHASER TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN 3 DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.”

THE AVAILABILITY OF THE PRIVILEGE TO VOID SALES PURSUANT TO SECTION 517.061(12) IS HEREBY COMMUNICATED TO EACH FLORIDA OFFEREE. EACH PERSON ENTITLED TO EXERCISE THE PRIVILEGE TO VOID SALES GRANTED BY SECTION 517.061(11)(a)(5) AND WHO WISHES TO EXERCISE SUCH RIGHT MUST, WITHIN THREE DAYS AFTER THE TENDER OF THE PURCHASE PRICE OF THE UNITS TO THE COMPANY OR TO ANY AGENT OF THE COMPANY (INCLUDING ANY DEALER ACTING ON BEHALF OF THE COMPANY OR ANY BROKER OF SUCH DEALER) OR AN ESCROW AGENT, CAUSE A WRITTEN NOTICE OR TELEGRAM TO BE SENT TO THE COMPANY AT THE ADDRESS PROVIDED IN THE MEMORANDUM. SUCH LETTER OR TELEGRAM MUST BE SENT AND, IF POSTMARKED, POSTMARKED ON OR PRIOR TO THE END OF THE AFOREMENTIONED THIRD DAY. IF A PERSON IS SENDING A LETTER, IT IS PRUDENT TO SEND SUCH LETTER BY CERTIFIED MAIL, RETURN-RECEIPT-REQUESTED, TO ASSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME IT WAS MAILED. SHOULD A PERSON MAKE THIS REQUEST ORALLY, HE MUST ASK FOR WRITTEN CONFIRMATION THAT HIS REQUEST HAS BEEN RECEIVED.

NOTICE TO TEXAS RESIDENTS:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE TEXAS SECURITIES ACT, AS AMENDED, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENST OF SAID ACTS BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE TEXAS SECURITIES ACT, IF SUCH REGISTRATION IS REQUIRED, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

NOTICE TO NEW YORK RESIDENTS:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE NEW YORK FRAUDULENT PRACTICES (“MARTIN”) ACT, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE NEW YORK FRAUDULENT PRACTICES (“MARTIN”) ACT, IF SUCH REGISTRATION IS REQUIRED. THIS PRIVATE OFFERING MEMORANDUM HAS NOT BEEN FILED WITH OR REVIEWED BY THE ATTORNEY GENERAL PRIOR TO ITS ISSUANCE AND USE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. PURCHASE OF THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. THIS PRIVATE OFFERING MEMORANDUM DOES NOT CONTAIN AN UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT TO STATE A MATERIAL FACT NECESSARY TO MAKE THE STATEMENTS MADE, IN THE LIGHT OF THE CIRCUMSTANCES UNDER WHICH THEY WERE MADE, NOT MISLEADING. IT CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS OF DOCUMENTS PRPORTED TO BE SUMMARIZED HEREIN.

TABLE OF CONTENTS

FORWARD-LOOKING STATEMENTS	1

THE COMPANY	2

TERMS OF THE OFFERING	3

RISK FACTORS	11

USE OF PROCEEDS	20

DIVIDEND POLICY	21

MANAGEMENT	21

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS & MANAGEMENT	24

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	26

DESCRIPTION OF SECURITIES	27

RECENT SALES OF UNREGISTERED SECURITIES	29

INVESTOR SUITABILITY STANDARDS	30

INVESTOR QUALIFICATIONS; SUBSCRIPTION	30

PLACEMENT AGENT	31

SUBSCRIPTION PROCEDURES	32

ADDITIONAL INFORMATION	32

EXHIBITS:

SUBSCRIPTION AGREEMENT	A-1

FORM OF DEBENTURE	B-1

ESCROW AGREEMENT	C-1

FORWARD-LOOKING STATEMENTS

This Memorandum contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding events, conditions, and financial trends that may effect the Company’s future plans of operation, business strategy, operating results, and financial position. Diamondhead Casino Corporation is referred to herein as the “Company,” “we,” “us,” “our” or similar terminology. Except for historical information contained herein, the matters discussed in this document, in particular, statements that use forward-looking terminology such as “believes,” “intends,” “anticipates,” “may,” “will,” “should,” or “expects,” or the negative or other variation of these or similar words, are intended to identify forward-looking statements that are subject to risks and uncertainties including, but not limited to, increased competition, financing, governmental action, environmental opposition, legal actions, and other unforeseen factors. The development of the Diamondhead, Mississippi project, in particular, is subject to additional risks and uncertainties, including but not limited to, risks relating to zoning, permitting, financing, the availability of capital resources, licensing, construction and development, litigation, the activities of environmental groups, delays, and the actions of federal, state, or local governments and agencies. Although the Company believes the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations are reasonable or that they will be correct.

All subsequent written or oral forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements included in this Memorandum. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this document might not occur.

THE COMPANY

General

Diamondhead Casino Corporation is a Delaware corporation incorporated on November 15, 1988 under the name Europa Cruises Corporation. The Company became a publicly-held company in 1989. On or about November 22, 2002, the Company changed its name to Diamondhead Casino Corporation. The Company currently has three subsidiaries, including Mississippi Gaming Corporation (“MGC”) and Casino World, Inc. (which is expected to act as the developer and the operator of the proposed casino). The Company has no current operations and one employee. The Company's corporate office is located in Alexandria, Virginia.

Previous Florida Operations

From inception through approximately August of 2000, the Company operated gambling vessels in international waters. The vessels sailed from state ports into international waters where all gambling operations were conducted. From approximately 1994 through August of 2000, operations were conducted primarily out of ports located in Miami Beach, Florida, Ft. Myers Beach, Florida, and Madeira Beach, Florida. The Company eventually divested itself of its gambling ship-based operations to satisfy financial obligations to its vendors, lenders and taxing authorities and to focus its resources on the development of a casino resort in Diamondhead, Mississippi. The Company no longer has operations, employees and/or any facilities in Florida.

Proposed Mississippi Business

The Company owns, through its wholly-owned subsidiary, MGC, approximately 404 acres of unimproved land at 7051 Interstate 10 in Diamondhead, Mississippi (the “Property”). The Property is located entirely within the City of Diamondhead and is zoned for a casino. The Company, subject to raising the necessary capital, intends to develop the Property in phases beginning with a casino resort.

Property Mortgages and Debt

There is currently no debt on the Property and there are currently no mortgages or liens on the Property. However, under the terms of this Offering, the Company is required to secure the Debentures with liens on the Property. See “Terms of the Offering—Collateral for Debentures."

Permits/Approvals

The development of the Property requires the Company to obtain permits and approvals from various federal, state, and local agencies, boards and commissions. The regulatory environment relating to these permits and approvals is uncertain and subject to constant change. There can be no assurance that all permits and approvals can be obtained, or that if obtained, that they will be renewed.

TERMS OF THE OFFERING

The following is a summary of the material terms of the Debentures to be sold in this Offering and a description of the Common Stock into which the Debentures may be converted. Such summary is qualified in its entirety by the terms and conditions set forth in the actual Debentures and, with respect to the Common Stock, the additional information set forth in “Description of Securities” and in the Company’s Certificate of Incorporation, as amended.

The Offering-General

Diamondhead Casino Corporation (the “Company”) is offering (this “Offering”) up to $3,000,000 of its Collateralized Convertible Senior Debentures (the “Debentures”) to accredited or institutional investors only (the “Investors”), on the terms and conditions described in this Private Placement Memorandum (this “Memorandum”). This Offering is being conducted contingent on the deposit into Escrow of the purchase price for all of the Debentures offered herein in the principal amount of $3,000,000. The Debentures are being offered in three tranches as follows:

·	Tranche 1: First Tranche Collateralized Convertible Senior Debentures in the principal amount of $1,000,000

·	Tranche 2: Second Tranche Collateralized Convertible Senior Debentures in the principal amount of $1,000,000

·	Tranche 3: Third Tranche Collateralized Convertible Senior Debentures in the principal amount of $1,000,000

The Offering-The First Tranche

The Company is offering $1,000,000 of First Tranche Collateralized Convertible Senior Debentures in the aggregate principal amount of $1,000,000 (the “First Tranche Debentures”), subject to certain conditions described in this Memorandum. The First Tranche Debentures are convertible, at a Conversion Price of $.30 per share, into an aggregate of 3,333,333 shares of Common Stock of the Company, par value $0.001 per share (the “Common Stock”), on the terms and conditions described in this Memorandum. The minimum principal amount of First Tranche Debentures that may be purchased is $50,000. The purchase price for each First Tranche Debenture shall be 100% of the principal amount thereof.

A First Closing shall occur and the First Tranche Debentures shall be issued when and if subscriptions in the principal amount of $3,000,000 for all Debentures offered herein have been received in Escrow and accepted by the Company. At the First Closing, the proceeds from the sale of the First Tranche Debentures in the principal amount of $1,000,000, will be released from Escrow to the Company.

The First Tranche Debentures will bear interest at 4% per annum after 180 days and will be secured by a lien on certain real property as described in this Memorandum.

The First Tranche Debentures will be converted to 3,333,333 shares of Common Stock when and if: 1) the Second Closing Obligations hereinafter described in this Memorandum have been met; and 2) the average closing price of the Common Stock on the principal trading market for the Company’s Common Stock is 150% or more of the Conversion Price for the thirty consecutive business days immediately prior to the Conversion Date. The First Tranche Debentures will be converted into Common Stock without any required action on the part of the Debenture Holders and the lien securing the First Tranche Debentures will be released.

The Offering-The Second Tranche

The Company is offering $1,000,000 of Second Tranche Collateralized Convertible Senior Debentures in the aggregate principal amount of $1,000,000 (the “Second Tranche Debentures”), subject to certain conditions described in this Memorandum. The Second Tranche Debentures are convertible, at a Conversion Price of $.45 per share, into an aggregate of 2,222,222 shares of Common Stock, on the terms and conditions described in this Memorandum. The minimum principal amount of Second Tranche Debentures that may be purchased is $50,000. The purchase price for each Second Tranche Debenture shall be 100% of the principal amount thereof.

A Second Closing shall occur and the Second Tranche Debentures shall be issued when and if the Second Closing Obligations described in this Memorandum have been met. At the Second Closing, the proceeds from the sale of the Second Tranche Debentures in the principal amount of $1,000,000 will be released from Escrow to the Company.

The Second Tranche Debentures will bear interest at 4% per annum after 180 days and will be secured by a lien on certain real property as described in this Memorandum.

The Second Tranche Debentures will be converted to 2,222,222 shares of Common Stock when and if: 1) the Third Closing Obligations hereinafter described in this Memorandum have been met; and 2) the average closing price of the Common Stock on the principal trading market for the Company’s Common Stock is 150% or more of the Conversion Price for the thirty consecutive business days immediately prior to the Conversion Date. The Second Tranche Debentures will be converted into Common Stock without any required action on the part of the Debenture Holders and the lien securing the Second Tranche Debentures will be released.

The gross proceeds received from the sale of the Second Tranche Debentures will be held in Escrow and will not be released unless and until the Second Closing Obligations have been met and a certification to that effect has been forwarded to the Placement Agent and each of the Investors (the “Second Closing”). If the Second Closing Obligations are not met on or before December 31, 2014, there will be no Second Closing and the $1,000,000 in Escrow from the Second Tranche Debentures will be returned to the Investors without deduction or interest. There can be no assurance that the Company will satisfy the Second Closing Obligations.

The Offering-The Third Tranche

The Company is offering $1,000,000 of Third Tranche Collateralized Convertible Senior Debentures in the aggregate principal amount of $1,000,000 (the “Third Tranche Debentures”), subject to certain conditions described in this Memorandum. The Third Tranche Debentures are convertible, at a Conversion Price of $0.55 per share, into an aggregate of 1,818,182 shares of Common Stock, or convertible, at a Conversion Price of $0.75 per share, into an aggregate of 1,333,333 shares of Common Stock. The Conversion Price will depend upon a combined appraised value of an independent third party appraisal firm of (1) the Company’s casino project (including the value of that land upon which it is expected to be located) and (2) the undeveloped remaining Property (collectively, the “Valuation”). If the Valuation is $175 million or more, then the Conversion Price for the Third Tranche Debentures shall be $0.75 per share. If the Valuation is less than $175 million, than the Conversion Price for the Third Tranche Debentures shall be $0.55 per share. Ms. Vitale and Mr. Arneault will agree upon the assumptions upon which the Valuation will be based. See “Risk Factors." The Conversion Price of the Third Tranche Debentures is based on a valuation of a proposed casino project that has not yet been built or is fully planned. The minimum principal amount of Third Tranche Debentures that may be purchased is $50,000. The purchase price for each Third Tranche Debenture shall be 100% of the principal amount thereof.

A Third Closing shall occur and the Third Tranche Debentures shall be issued when and if the Third Closing Obligations hereinafter described in this Memorandum have been met. At the Third Closing, the proceeds from the sale of the Third Tranche Debentures in the principal amount of $1,000,000, will be released from Escrow to the Company, after deduction of commissions and expenses, as hereinafter described in this Memorandum.

The Third Tranche Debentures will bear interest at 4% per annum after 180 days and will be secured by a lien on certain real property as hereinafter described in this Memorandum.

The Third Tranche Debentures will be converted to shares of Common Stock when and if the average closing price of the Common Stock on the principal trading market for the Company’s Common Stock is 150% or more of the Conversion Price, as determined by the Valuation, for the thirty consecutive business days immediately prior to the Conversion Date. The Third Tranche Debentures will be converted into Common Stock without any required action on the part of the Debenture Holders and the lien securing the Third Tranche Debentures will be released.

The gross proceeds received from the sale of the Third Tranche Debentures will be held in Escrow and will not be released unless and until the Third Closing Obligations have been met and a certification to that effect has been forwarded to the Placement Agent and each of the Investors (the “Third Closing”). If the Third Closing Obligations are not met on or before December 31, 2014, there will be no Third Closing and the $1,000,000 in Escrow from the Third Tranche Debentures will be returned to the Investors without deduction or interest. There can be no assurance that the Company will satisfy the Third Closing Obligations.

Maximum Offering

In the event all of the terms and conditions for issuance of all of the Debentures offered herein have been met and in the event that all of the Debentures are eventually converted to Common Stock at the Conversion Prices in the Debentures, the Company will have issued a minimum of 6,888,888 shares of Common Stock upon conversion of all of the Debentures or a maximum of 7,373,737 shares of Common Stock upon conversion of all of the Debentures, depending on the Valuation required for the Third Tranche Debentures. The gross proceeds to the Company from the sale of the Debentures will be $3,000,000, before deduction of commissions and expenses.

Escrow; Offering Termination Date

The proceeds from this offering will be placed in an escrow account (the “Escrow”) to be opened at Continental Stock Transfer & Trust Company, which will serve as the Escrow Agent. The First Closing will occur when and if subscriptions in the principal amount of $3,000,000 for all Debentures offered herein have been received in Escrow and accepted by the Company. At the First Closing, the Escrow Agent will release to the Company the $1,000,000 held in Escrow from the sale of the First Tranche Debentures.

This Offering will terminate and the Company will return all subscriptions then held in Escrow to the Investors if the First Closing does not occur on or before March 1, 2014, unless this date has been extended by the Company, with or without notice to the Investors, for up to two additional 30-day periods (the "Termination Date").

At the Second Closing, when and if it occurs, the Escrow Agent will release to the Company the $1,000,000 held in Escrow from the sale of the Second Tranche Debentures. In the event the Second Closing has not occurred on or before December 31, 2014, the Escrow Agent will return all subscriptions then held in Escrow ($2,000,000) to the Investors, without interest or deduction of any sort.

At the Third Closing, when and if it occurs, the Escrow Agent will release to the Company the $1,000,000 held in Escrow from the sale of the Third Tranche Debentures. In the event the Second Closing has occurred, but the Third Closing has not occurred on or before December 31, 2014, the Escrow Agent will return all subscriptions then held in Escrow ($1,000,000) to the Investors, without interest or deduction of any sort.

A closing shall be deemed to have occurred after the terms and conditions for such closing have been met and the Escrow Agent has released the appropriate funds to the Company.

Acceptance or Rejection of Subscriptions

The Company reserves the right to accept or reject any subscription, in whole or in part. Any subscription that is not accepted will be returned without interest or deduction and the Subscription Agreement will have no force or effect. A Subscription shall not be deemed to have been accepted by the Company unless and until a Subscription Agreement completed and signed by the Investor has been accepted and signed by the Company. The Debentures subscribed for herein shall not be deemed to have been sold to a Subscriber until the Subscription Agreement has been executed by both the Subscriber and the Company and the Company accepts subscriptions for all of the Debentures offered herein, or $3,000,000.

Maturity Date and Interest Rate of the Debentures

The maturity date of the Debentures shall be six years from the issue date of each of the Debentures. The Debentures may not be prepaid without the written consent of the Holder, which consent may be withheld for any reason or no reason whatsoever. The maturity date may be extended upon the written consent of the Holder, which consent may be withheld for any reason or no reason whatsoever.

Interest on the outstanding principal of the Debentures shall accrue, beginning 180 calendar days after the date of issue of each of the Debentures. Interest on the outstanding principal of the Debentures shall be 4% per annum. Interest shall be computed on the basis of the actual number of days elapsed and a year of three hundred and sixty-five days and shall be calculated as of December 31 of each calendar year and payable on or before March 1 of the following year.

Any interest due on the Debentures shall, at the option of the Company, be payable in cash or in Common Stock. If paid in Common Stock, the number of shares of Common Stock payable shall be computed by dividing the interest due by the average closing price of the Common Stock for the thirty consecutive business days immediately prior to the payment date.

Second Closing Obligations

The Company will issue the Second Tranche Debentures at the Second Closing and the Escrow Agent will release $1,000,000 from the sale of the Second Tranche Debentures at the Second Closing, provided the Second Closing Obligations have been met. The Second Closing Obligations are as follows:

1.
The Company has filed its Annual Reports on Form 10-K for the periods ended December 31, 2011 and 2012, and any other Annual Report on Form 10-K that would have been required to have been filed as of the date of the Second Closing;

2.
The Company has filed its Quarterly Reports on Form 10-Q for the periods ended September 30, 2011, March 31, 2012, June 30, 2012, September 30, 2012, March 31, 2013, June 30, 2013 and September 30, 2013, and any other Quarterly Report on Form 10-Q that would have been required to have been filed as of the date of the Second Closing;

3.	The Company and its subsidiaries have filed their federal and state tax returns for the years ended 2011 and 2012;

4.
The Company has held an Annual Meeting of Stockholders in accordance with applicable state and Federal law, at which the stockholders of the Company approved an increase in the number of authorized shares of Common Stock of the Company from fifty million to one hundred million, or the Company has otherwise obtained such approval by written consent of its stockholders pursuant to Section 228 of the Delaware General Corporation Law;

5.	The Company is otherwise able to issue and deliver fully paid and non-assessable shares of Common Stock to the investors of this Offering in accordance with the terms of this Memorandum;

6.	The Company has obtained an updated property survey and preliminary engineering estimates for the construction of a casino/hotel on the Property;

7.	The Company has obtained a site location engineering study identifying viable locations(s) for the placement of the proposed casino/hotel on the Property; and

8.	The Company has obtained preliminary architectural estimates for the construction of the casino/hotel on the Property.

At least 15 days prior to the date of the Second Closing, the Company shall issue and deliver to the Investors, an Officers' Certificate, executed by Ms. Vitale, its President and Mr. Arneault, its Chairman-Elect (or their respective successors), certifying that the Second Closing Obligations have been met.

Third Closing Obligations

The Company will issue the Third Tranche Debentures at the Third Closing and the Escrow Agent will release $1,000,000 from the sale of the Third Tranche Debentures at the Third Closing, provided the Third Closing Obligations have been met. The Third Closing Obligations are as follows:

1.	The Second Closing Obligations have been met;

2.	The Company issued the Second Tranche Debentures; and

3.	The Company has filed an application for gaming site approval with the Mississippi Gaming Commission pursuant to Rule 1.4 of the Mississippi Gaming Regulations (2013 edition) (the “Application”).

At least 15 days prior to the date of the Third Closing, the Company shall issue and deliver to the Investors, an Officers' Certificate, executed by Ms. Vitale, its President and Mr. Arneault, its Chairman-Elect (or their respective successors), certifying that the Third Closing Obligations have been met.

Collateral for Debentures

The payment obligations under the Debentures will be secured by a lien on the Property (the "Investors Lien"). The Investors Lien will be pari passu with a lien to be placed on the Property in favor of Ms. Vitale, the President of the Company, Gregory Harrison, the Vice President of the Company, and certain directors of the Company, for past due wages, compensation, and expenses owed to them in the maximum aggregate amount of $2,000,000 (the “Executives Lien”). Ms. Vitale will serve as Lien Agent for the Executives Lien.

Determination of Offering Price

We have arbitrarily determined the Conversion Prices for the shares of Common Stock underlying the Debentures purchased pursuant to this Offering. Such prices do not necessarily bear any relationship to established evaluation criteria such as earnings, book value, or assets. Rather, such prices were derived from a subjective consideration by management of various factors including, but not limited to, our present financial position, the volatility of our stock price, and our future prospects. Due to the arbitrary nature of such prices, they may not be indicative of prices that may prevail for our Common Stock at the time of conversion or at any time in the future.

No Shareholder Rights Under Debentures Prior to Conversion to Common Stock

The Debentures do not entitle the Holders to any rights as a shareholder of the Company with respect to shares of Common Stock underlying the Debentures unless and until the Debentures have been converted into Common Stock and issued to the Holder.

Anti-Dilution Provision

If during the Anti-Dilution Provision Period, as defined below, the Company issues any shares of Common Stock or other securities at a price per security that is less than the conversion price of a Debenture offered herein, then the Debenture offered herein shall have a new conversion price equal to the price per security that is less than the Conversion Price of the Debenture offered herein (the "Conversion Price as Adjusted"). The foregoing provision shall not apply to the following:

●	The issuance of any of the Debentures in this Offering or the issuance of shares of Common Stock upon conversion of any of the Debentures in this Offering;

●
The issuance of any shares of Common Stock if such issuance relates to an agreement, arrangement or grant to issue shares of Common Stock made by the Company prior to the Issue Date of the First Tranche Debentures in this Offering, including but not limited to, for example, previously issued convertible promissory notes, previously issued warrants, previously issued options to purchase Common Stock, or common stock vested or to be issued pursuant to a pre-existing Employee Stock Ownership Plan.

The Anti-Dilution Provision Period means the period beginning with the Issue Date of the First Tranche Collateralized Convertible Senior Debentures until the close of business on the Anti-Dilution Provision Period Termination Date. The “Anti-Dilution Provision Termination Date" means the earlier of (a) the date (if ever) the Company receives an “Approval to Proceed” from the Mississippi Gaming Commission to develop a casino/hotel on the Property, (b) the date on which a Debenture is converted in full, (c) the date on which a Debenture is paid in full, or (d) the Final Maturity Date of a Debenture as defined in the Debenture.

For example, if the Company, during the Anti-Dilution Provision Period, sells Common Stock at $.20 per share, the Conversion Price as Adjusted for the Debentures in this Offering, provided they are issued and outstanding and have not been converted to Common Stock, shall be $.20 per share, since this price is below the Conversion Price for each of the Debentures offered herein. If the Company, during the Anti-Dilution Provision Period, sells Common Stock at $.40 per share, the Conversion Price as Adjusted for the Debentures in this Offering having a Conversion Price in excess of $.40 per share would be adjusted to $.40. Thus, any issued and outstanding Second and Third Tranche Debentures, which had not yet been converted to Common Stock, would be convertible at the Conversion Price as Adjusted ($.40).

On the other hand, if the Company, during the Anti-Dilution Provision Period, issues Common Stock at a price of $.20 per share pursuant to the exercise of a stock option or warrant granted or issued prior to the Anti-Dilution Provision Period, then there would be no adjustment to the conversion price of any Debentures offered herein and the Conversion Price in the Debentures offered herein would not change.

Piggyback Registration Rights

The Investors will be entitled to “piggyback” registration rights on all registrations of equity securities of the Company under the Securities Act for sale to the public. The Company will bear the cost (exclusive of underwriting discounts and commissions) of such registrations.

The Company will notify the Investors not less than 20 calendar days prior to the anticipated filing date of the registration statement. Each Investor who desires to have its registrable shares included in such registration statement shall advise the Company, in writing, within 10 calendar days of such notice, of the number of registrable shares it desires to register. The Company reserves the right, at any time, to withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other equity securities originally proposed to be registered.

Investment

Investors must purchase the securities offered herein, including the shares of Common Stock issuable upon conversion of the Debentures, for their own account for investment purposes and not with a view to or for sale, nor with any present intention of selling or otherwise disposing of all or any part of the foregoing securities. Investors must bear the entire economic risk of the investment for an indefinite period of time because, among other reasons, these securities have not been registered under the Securities Act or under the securities laws of any state. Therefore, Investors may not offer, sell, transfer, assign, pledge, hypothecate or otherwise dispose of, either publicly or privately, the Debentures or the shares of Common Stock issuable upon conversion of the Debentures unless they are subsequently registered under the Securities Act and under applicable securities laws of certain states, or an exemption from such registration is available. The Company will place a legend denoting the restrictions on the Debentures and such Common Stock.

Commissions and Expenses of the Offering

No commission or other remuneration will be paid to any officer or director of the Company in connection with any sale of these securities. We have engaged Henley & Company LLC (“Henley”) as exclusive Placement Agent for this offering. For their services as Placement Agent, Henley will be paid a commission of 6% of the gross proceeds to the Company from the sale of the Debentures sold in this Offering. The commissions due will be paid when, as, and if proceeds of the Offering are released to the Company out of the Escrow. Henley is also entitled to reimbursement of expenses up to a maximum of $55,000 upon the First Closing and up to $10,000 for each of the Second Closing and the Third Closing (if any), up to an aggregate of $75,000. In addition, Henley will also receive warrants to purchase up to 75,000 shares of Common Stock of the Company, exercisable as follows: 25,000 shares at $0.30 per share; 25,000 shares at $0.45 per share; and 25,000 shares at $0.55 or $0.75 per share (depending on the Valuation and the Conversion Price of the Third Tranche Debentures.) The 75,000 shares underlying these warrants have not been included in the computation of the number of shares offered herein. The Placement Agent will be entitled to exercise its warrants to purchase (a) 25,000 shares of Common Stock at $.30 per share upon the First Closing, (b) 25,000 shares of Common Stock at $0.45 per share upon the Second Closing (if any) and (c) 25,000 shares of Common Stock at $0.55 or $0.75 per share (depending on the Valuation) upon the Third Closing (if any).

RISK FACTORS

AN INVESTMENT IN THE SECURITIES OFFERED HEREBY IS SPECULATIVE IN NATURE, INVOLVES A HIGH DEGREE OF RISK AND SHOULD NOT BE MADE BY ANY INVESTOR WHO CANNOT AFFORD THE LOSS OF HIS ENTIRE INVESTMENT. EACH PROSPECTIVE PURCHASER SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS AND SPECULATIVE FACTORS ASSOCIATED WITH THIS OFFERING, AS WELL AS OTHERS DESCRIBED ELSEWHERE IN THE MEMORANDUM, BEFORE MAKING ANY INVESTMENTS.

THIS MEMORANDUM CONTAINS CERTAIN STATEMENTS RELATING TO FUTURE EVENTS OR THE FUTURE FINANCIAL PERFORMANCE OF OUR COMPANY. PROSPECTIVE INVESTORS ARE CAUTIONED THAT SUCH STATEMENTS ARE ONLY PREDICTIONS, INOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY. IN EVALUATING SUCH STATEMENTS, PROSPECTIVE INVESTORS SHOULD SPECIFICALLY CONSIDER THE VARIOUS FACTORS IDENTIFIED IN THIS MEMORANDUM, INCLUDING THE MATTERS SET FORTH BELOW, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY SUCH FORWARD-LOOKING STATEMENTS.

The Company is not in compliance with its reporting requirements under Section 13(a) of the Securities Exchange Act of 1934.

The Company is currently not in compliance with its reporting requirements under Section 13(a) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Company has not filed any financial statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or other periodic reports with the Securities and Exchange Commission, which it was required to file, since it filed its Form 10-Q for the period ended June 30, 2011. None of the filings of the Company previously made with the SEC should be relied upon by any investor when making a decision to invest in the Debentures in this Offering. The Company does not currently have the funds to retain accountants, outside auditors, and/or outside attorneys to prepare, review and file the documents and/or financial statements which the Company is required to file with the Securities and Exchange Commission (the “SEC”). By letter dated August 19, 2013, the SEC notified the Company that it was not in compliance with the reporting requirements under Section 13(a) of the Securities Exchange Act of 1934 and that it should file all required reports within fifteen days from the date of the letter. The SEC informed the Company that if it did not file all required reports within fifteen days, that it may be subject, without further notice, to an administrative proceeding to revoke its registration under the Exchange Act and, in addition, that if the Company's stock was trading, it also may be subject to a trading suspension by the Commission pursuant to Section 12(k) of the Exchange Act. To date, none of such administrative proceedings or suspensions has occurred.

We presently need to file our annual reports for the years ended December 31, 2011 and December 31, 2012 and seven quarterly reports in order to become current in our Exchange Act reporting requirements. If we fail to become current on our reporting requirements, we will not be able to list on an exchange or trading platform and, as a result, the market liquidity for our securities would be limited or non-existent. The proceeds of this offering will be used, in part, to pay the Company's former CFO, who has already been retained, to prepare the financial statements and delinquent reports required to be filed under the Exchange Act, and to retain and pay the Company's outside auditor, Friedman LLP, to review and/or audit the delinquent reports required to be filed under the Exchange Act.

The Company has failed to hold an Annual Meeting of Shareholders since 2007.

The Company has not held an annual meeting of shareholders since October 1, 2007. The Company intends to use a portion of the proceeds of this Offering to hold an annual meeting of shareholders in 2014.

Our officers and directors have limited liability and we are required in certain instances to indemnify them for breaches of their fiduciary duties.

Our Certificate of Incorporation, as amended, and Bylaws limit the liability of our officers and directors and provide for indemnification by us of our officers and directors to the full extent permitted by Delaware corporate law. Our articles generally provide that our officers and directors shall have no personal liability to us or our shareholders for monetary damages for breaches of their fiduciary duties as directors, except for breaches of their duties of loyalty to the corporation or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derived an improper personal benefit. Such provisions substantially limit our shareholders’ ability to hold officers and directors liable for breaches of fiduciary duty, and may require us to indemnify our officers and directors.

A small number of existing shareholders own a significant amount of our Common Stock, which could limit your ability to influence the outcome of any shareholder vote.

Our executive officers and directors beneficially own a significant amount of our voting securities, before giving effect to the Offering. See “Security Ownership of Certain Beneficial Owners and Management.” Under our Certificate of Incorporation, as amended, and Delaware law, the vote of a majority of the shares outstanding is generally required to approve most shareholder action. As a result, these individuals will be able to significantly influence the outcome of shareholder votes for the foreseeable future, including the votes concerning the election of directors, amendments to our Certificate of Incorporation, as amended, or proposed mergers or other significant corporate transactions.

The Company is currently critically dependent on a single employee to whom it owes significant sums.

The Company has a single employee, its President, Chief Executive Officer, Treasurer, acting Interim Secretary, and Chairman of the Board of Directors, Deborah A. Vitale. We do not have key man insurance for this individual. The Company is substantially indebted to Ms. Vitale for accrued, but unpaid salary in excess of $1 million and for expenses in excess of $500,000. Ms. Vitale currently handles virtually all functions of the Company and is critical to its current operation at each and every level. However, inasmuch as Ms. Vitale has not been compensated for her services for a substantial period of time, there can be no assurance that she will continue to perform services for the Company and there can be no assurance that she will not resign. Should Ms. Vitale resign as President and CEO, the Company would be materially adversely affected. The Company does not currently have the funds to replace her and the ability of the Company to continue to operate would be uncertain.

The Company currently has four directors. These are Ms. Vitale and Messrs. Blount, Harrell, and Harrison. However, it is doubtful that any of these gentlemen would be inclined to or in a position to assume the day-to-day functions of the Company if Ms. Vitale resigned.

In addition, the Company's office and all of its active files are located in a furnished and fully equipped townhouse office building owned by Ms. Vitale in Alexandria, Virginia. The Company is obligated to pay base rent and certain expenses to Ms. Vitale for the use of the office, but has yet to pay any base rent, which is due and owing to Ms. Vitale. In the event Ms. Vitale decides to sell the office building or lease the office to another tenant who has the ability to pay rent, the Company would be materially adversely affected. The Company does not currently have the funds to lease replacement office space, purchase furniture and equipment for an office, or box and transfer its records and files to another location.

We have never paid dividends on our Common Stock.

We have never paid dividends on our Common Stock and we do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be reinvested in the Company to further its business strategy.

The market price of the Company's Common Stock is highly volatile.

The market price of the Company’s common stock is highly volatile. Announcements by the Company, its competitors, the industry or other casino-related or gaming-related announcements may lead to wide swings in the market price of the Common Stock.

Board authority to issue Preferred Stock could adversely affect the rights of holders of Common Stock, may prevent or frustrate attempts by stockholders to change the board of directors or management and could make an acquisition of the Company difficult.

Our Board of Directors is empowered, without shareholder approval, to issue up to an additional 674,000 shares of Preferred Stock (in addition to the authority to issue additional shares of the Company’s Series S-PIK Junior, Non-Voting, Convertible, Non-Redeemable Preferred Stock) with dividend, liquidation, conversion, voting and/or other rights senior to those of our Common Stock, which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of Preferred Stock not already issued, there can be no assurance that the Company will not do so in the future.

As the Company has limited funds, any litigation that involves the Company could have a material adverse effect on its business plan.

While the Company is not currently engaged in any litigation, the Company is always subject to risks associated with shareholder-related, government-related, contract-related, employee-related, permit-related, license-related, environmental-related, and other litigation. Any such litigation would likely be expensive and time-consuming. At present, the Company does not have any funds to litigate. Our inability to fund litigation could materially affect our ability to execute our business plan.

The Company has substantial debt, which could limit operational flexibility and adversely effect its or its affiliates’ financial condition and results of operations.

As of September 30, 2013, the Company has unsecured debt to third parties of approximately $1,962,500. The unpaid accrued interest on that debt is approximately $507,008. The debt consists of a promissory note in the principal amount of $1,000,000 and convertible promissory notes in the aggregate principal amount of $962,500. Under its original terms, the promissory note was due and payable on November 1, 2012 and the convertible promissory notes had due dates and became payable beginning in March 2012 and extending at various dates through June 2013. At September 30, 2013, all of such instruments remain unpaid. In addition, the Company is indebted to its officers and directors in an amount which, with interest, is approximately $2,000,000, which will be secured as of the First Closing. The foregoing does not include the additional indebtedness of the Company that could arise pursuant to any issuance of the Debentures herein. These debt obligations require the Company to use a portion of the revenues and cash flows, if any, to pay interest and principal, thereby reducing the ability to finance operations and other activities. The Company’s leveraged position exposes it to significant risks in the event of downturns in the markets in which the Company intends to operate or further downturns in the economy. The Company’s overall leverage could:

●	limit its ability to obtain additional financing in the future for working capital, capital expenditures or acquisitions;

●	limit its ability to refinance its indebtedness on terms acceptable to the Company or at all;

●	limit its ability to adapt to changing market conditions;

●	require the Company to dedicate a significant portion of its cash flow from operations to paying the principal of and interest on its indebtedness;

●	limit its flexibility in planning for, or reacting to, changes in its proposed business and unexpected expenses with respect to the development of the Property or any other asset;

●	place the Company at a competitive disadvantage compared with competitors that have a less significant debt burden; and

●	make the Company more vulnerable to economic downturns and limit its ability to withstand competitive pressures.

The Company may also incur substantial additional debt in the future. If the Company does, the risks described above and the other risks described in this Memorandum could intensify.

This Offering is a “reasonable efforts” offering with no firm commitment.

Each of the Debentures offered herein are being offered by the Company on a “reasonable efforts, all or none” basis. This means there can be no assurance that any or all of the Debentures will be sold. Because the Company can close on the sale of the Debentures, but not meet its obligations to issue the Second Tranche and/or Third Tranche Debentures, there is an increased risk to Investors, since the funds with respect to the Second Tranche and the Third Tranche may not be forthcoming and our inability to have access to and apply such proceeds may jeopardize our ability to fully or partially execute our business plan.

The Conversion Price of the Common Stock issuable upon conversion of the Third Tranche Debentures is based on a valuation of a proposed casino resort that has not yet been built or fully planned.

The Conversion Price for the Third Tranche Debentures is either $0.55 per share for an aggregate of 1,818,182 shares of Common Stock, or $0.75 per share for an aggregate of 1,333,333 shares of Common Stock, depending on a combined appraised value of the casino project (including the value of that land upon which it is expected to be located) and the undeveloped remaining Property. Since the Company is currently in the preliminary planning stages of the development of the Property, the actual as-built casino/hotel is based on assumptions as to future events that are inherently uncertain and subjective. These assumptions will be relied upon to determine the Valuation used to determine the conversion price of the Third Tranche Debentures. Therefore, actual results may differ materially from those currently planned, and the actual, final value of the casino project may be materially different from the Valuation. Although it is not possible to identify all of the factors that could impact actual results, some of the risks and uncertainties are identified in these risk factors. There could be errors of omission or of estimation, or new events or circumstances imposed on the project that require additional time or capital or result in delays or redesigns of the project. Any of these events, as well as others currently unforeseen, if manifested, would materially impact the appraised value of the casino project and the Property. There can be no assurance that the results anticipated by the Company will be realized or, even if substantially realized, that they will have the expected effects on the Company or its business or operations. Accordingly, the Valuation, and consequently, the Conversion Price for the Third Tranche Debentures may not be indicative of the true value of the project.

There is a limited market for our securities and there are substantial restrictions on the transferability of the securities offered herein.

There is no market for the Debentures being offered herein and the market for the Common Stock issuable upon conversion of the Debentures is limited, volatile, sporadic and uncertain. Accordingly, purchasers of the securities offered herein will be required to bear the economic consequences of holding such securities for an indefinite period of time. Since the securities offered herein have not been registered under applicable federal and state securities laws, all such securities sold in connection with this offering will be “restricted securities.” Therefore, such securities offered hereby cannot be offered, sold, transferred, assigned, pledged, hypothecated, or otherwise disposed of except in transactions that are subsequently registered under applicable federal and state securities laws, or in transactions exempt from such registration. While there are no blanket exemptions for the resale of unregistered securities, the SEC has promulgated a uniform resale rule (“Rule 144”) that is generally applicable to the holders of restricted securities of companies whose securities are traded on a public market. Because the securities have not been registered, persons acquiring the securities in connection with this offering will be representing, by subscribing to this offering, that they are purchasing the securities for investment only and not with a view to or for sale in connection with any subsequent distribution thereof. All certificates which evidence the Debentures and Common Stock issued upon conversion of the Debentures, will be inscribed with a printed legend which describes the applicable restrictions on transfer or resale by the owner thereof. Investors in this Offering will not be offered registration rights except for “piggy-back” registration rights in the event the Company determines to register the securities of other existing or future investors.

We have significant discretion over the use of certain of the net proceeds of the Offering.

The Company has stated, in only a general manner, how it intends to use the net proceeds from this Offering. See “Use of Proceeds.” The Company cannot, with any assurance, be more specific at this time. The Company will have broad discretion in the timing of the expenditures and application of proceeds received in this Offering. If the Company fails to apply the net proceeds effectively, it may not be successful in implementing its business plan. Investors will not have the opportunity to evaluate all of the economic, financial or other information upon which the Company may base its decisions to use all of the net proceeds from this Offering. As is the case with any business, it should be expected that certain expenses unforeseeable to management at this juncture will arise in the future.

An investment in the securities is speculative and there can be no assurance of any return on any such investment.

An investment in the securities offered herein is speculative and there can be no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

If the Company does not raise adequate capital in the future, it may be unable to continue to operate.

The Company has no source of revenue and is currently out of funds. Therefore, if the Company does not raise sufficient capital in this offering and in the future to pay its current and future obligations, it may be unable to continue to operate. Even assuming the Company raises the maximum proceeds pursuant to this Offering, there can be no assurance that the Company will be able to raise adequate capital in the future to be able to operate. Moreover, the Company will require significant capital in the future for costs and expenses associated with the design, development, construction, and opening and operation of its proposed casino resort. There can be no assurance the Company will be able to raise these significant funds in the future.

We will require additional funds to further develop our business plan and to fund our working capital needs. Based on our current operating plans, the resources of the Company are expected to be sufficient, assuming a First Closing occurs, to fund our operations into the third quarter of 2014. Assuming a First Closing, Second Closing and Third Closing occur, the resources of the Company are expected to be sufficient to fund our operations into the third quarter of 2016. We will need to raise additional funds through equity offerings or otherwise in order to meet our expected future liquidity requirements.

No assurance can be given that necessary funds will be available for us to finance our development on acceptable terms, if at all. Furthermore, such additional financings may involve substantial dilution of our stockholders or may require that we relinquish rights to certain of our assets. In addition, we may experience operational difficulties and delays due to working capital restrictions. If adequate funds are not available from operations or additional sources of financing, we may have to delay or scale back our plans.

The Company is a single asset entity and the success of the Company is entirely dependent on the development of this single asset.

The Property is the only asset of material value held by the Company. The Company is entirely dependent on the successful development of and/or sale or lease of part or all of this Property to generate future cash flow. The successful development of the Property will require substantial financial resources. The Company does not have the financial resources to develop the Property or any portion thereof, even with the maximum proceeds from this Offering. To date, the Company has not found a partner(s) with whom to develop the Property on terms that are acceptable to the Company or the substantial financing required to develop the Property unilaterally.

The development of the Property is subject to significant risks and uncertainties.

The ultimate development of the Property is subject to significant risks and uncertainties which include, but are not limited to, those relating to permitting, financing, and the actions of federal, state, or local governments and agencies. In addition, the State of Mississippi could vote to prohibit gambling which would have an enormous, adverse effect on the value of the Property, the development of the Property, and any gaming operation that might be in operation at the time any such prohibition was instituted.

The design, construction, and on-time opening of a casino resort are subject to risks and uncertainties associated with cost overruns, contract-related contingencies, developer, contractor or subcontractor failures to perform, cost increases, availability of materials, supplies and equipment, labor shortages, strikes, walkouts and weather-related and other construction delays. The occurrence of a natural disaster could disrupt operations on the Property for extended periods of time. Any such occurrence could also alter the market for the project temporarily or permanently and have an adverse effect on the value of the Property and the business of the Company.

There can be no assurance that all licenses, permits and approvals required to construct, open and operate a casino can be obtained, or that if obtained, that they will be renewed.

The development of the Property requires the Company to obtain licenses, permits and approvals from various federal, state, and local agencies, boards and commissions. The regulatory environment relating to these licenses, permits and approvals is uncertain and subject to constant change, and can be a significant impediment to developing the Property pursuant to the Company’s business plan. There can be no assurance that all licenses, permits and approvals required to construct, open and operate a casino can be obtained, or that if obtained, that they will be renewed.

The recent incorporation of the City of Diamondhead could result in permit-related issues.

The Property previously fell within the jurisdiction of Hancock County, Mississippi, for zoning purposes. The City of Diamondhead incorporated in February of 2012 and the Property is now located in and is subject to the jurisdiction of the City of Diamondhead for zoning purposes. On October 15, 2012, the Mayor and City Council adopted a Zoning Ordinance in which the City of Diamondhead zoned the Property as “C-2 - Interstate Commercial/Gaming/Resort.” Thus, the zoning is currently in place for a casino. However, there can be no assurance that the recent incorporation of the City of Diamondhead will not result in a loss of the Property's current zoning, adverse zoning changes, and/or adverse permit-related issues relating to the development of the Property.

The gaming industry in which the Company intends to compete is subject to intense competition.

There is intense competition in the Mississippi market in which the Company intends to operate and in surrounding markets. The Company will compete directly with other existing gaming facilities located in Mississippi and in bordering states, including Louisiana. Furthermore, it is likely that other competitors will emerge in the future. The Company will also be competing, directly and indirectly, with gaming facilities throughout the United States and throughout the world as well as with internet gaming operators and Native American gaming operations which enjoy certain tax advantages. Many companies with which the Company will compete are substantially larger and have significantly greater resources than the Company. The Company expects this competition to increase as new gaming operators enter these markets, existing competitors expand their operations, gaming activities expand in existing jurisdictions, gaming is legalized in new jurisdictions, and internet gaming is legalized in new jurisdictions. Assuming it is successful in developing a destination casino resort, the Company will also be competing with other forms of gaming and entertainment, including but not limited to, bingo, online computer gambling, pull tab games, card parlors, sports-book operations, pari-mutuel betting, dog racing, lotteries, jai-alai, video lottery terminals, and video poker terminals.

The Company will be subject to significant operational risks.

The Company will be subject to operational risks, including but not limited to those relating to operations in general, insurance coverage problems unique to the area in which the Property is located, weather-related problems, including hurricanes and floods, and labor-related problems unique to the area. The operation will also be subject to risks relating to security, licensing and suitability findings unique to the gaming industry. The Company’s proposed operations are also subject to all of the risks inherent in the establishment of a new business enterprise, including the absence of an operating history.

The Company has no current revenue stream and its ability to continue as a going concern depends on its ability to obtain future funding.

The Company incurs ongoing expenses, but has no current revenue and no revenue stream with which to pay ongoing expenses. The Company will not have any revenue stream unless the Company is able to successfully develop the Property, obtain funds prior to development of the Property, or generate cash from the sale or lease of parts or all of the Property. The Company’s inability to raise cash to pay its expenses in the future could adversely affect its ability to continue in the future. Current economic conditions in the casino industry, as well as tight credit markets in general, could adversely affect the Company’s ability to obtain reasonable financing for the development of the Property. As of the date of this report, the Company has no source of revenue and is out of funds. In addition, when last audited for the year ended 2010, the Company’s auditors expressed substantial doubt about our ability to continue as a going concern in their audit report included in our annual report on Form 10-K for the year ended December 31, 2010. It is likely that the audit reports for the fiscal years ended December 31 2011, 2012 and 2013 will likewise contain going concern qualifications.

The Company has no land-based casino operating experience and has never designed, constructed, opened and/or operated a land-based casino and/or a hotel.

The Company's business plan calls for the design, construction and eventual operation of a casino/hotel on the Property. The Company previously operated four gambling ships, which sailed from ports located in Florida to international waters, where all gambling activity occurred. While many aspects of a ship-based casino operation may apply to a land-based operation, the Company has never designed, constructed, staffed, opened, and/or operated a land-based casino or a hotel, and has no track record in executing its current business plan. The Company has never designed, constructed, owned, or operated a gambling operation in the State of Mississippi. Because of our lack of a land-based casino and hotel operating history, there is a significant risk that we will be unable to implement or execute our current business plan, demonstrate that our business plan is sound and/or raise sufficient funds in the capital markets or otherwise to effectuate our long-term business plan. Moreover, there can be no assurance that we will be able to successfully attract and retain qualified personnel with the background, expertise and experience required to implement our business plan.

The foregoing are not intended to encompass and do not encompass every risk or uncertainty associated with investment in the Company. Businesses are often subject to risks not foreseen or fully appreciated by management. The Company may be affected by some or all of the foregoing and other possible risks and uncertainties, many of which are beyond the Company’s control. Investors should consult with their own financial, legal and tax advisors prior to subscribing to this Offering.

USE OF PROCEEDS

At the First Closing, if and when it occurs, upon the issuance of the First Tranche Debentures, we will raise gross proceeds of $1,000,000 and net proceeds of approximately $885,000, after deduction of commissions of 6% ($60,000) and expenses of $55,000 due to the Placement Agent.

Assuming there is a Second Closing and/or a Third Closing, we expect to raise additional gross proceeds of either $1,000,000 or $2,000,000, contingent on satisfying certain conditions described elsewhere in this Memorandum. Accordingly:

●
At the Second Closing, if and when it occurs, we will raise additional gross proceeds of $1,000,000 from the issuance of the Second Tranche Debentures and net proceeds of approximately $930,000, after deduction of commissions of 6% ($60,000) and expenses of up to $10,000 due to the Placement Agent; and

●
At the Third Closing, if and when it occurs, we will raise additional proceeds of $1,000,000 from the issuance of the Third Tranche Debentures and net proceeds of approximately $930,000, after deduction of commissions of 6% ($60,000) and expenses of up to $10,000 due to the Placement Agent.

The net proceeds from the sale of the First Tranche Debentures at the First Closing are expected to be used (a) to pay costs and expenses required to meet the Second Closing Obligations, (b) to pay $100,000 to Ms. Vitale as partial payment of certain past due amounts owed by the Company to her, and (c) to pay for general administrative and operating expenses in accordance with a proposed budget dated October 9, 2013 prepared by Mr. Arneault on behalf of the Company.

The net proceeds from the sale of the Second Tranche Debentures at the Second Closing are expected to be used to pay costs and expenses required to maintain and keep the Company's SEC filings current, for general corporate purposes and working capital, and to prepare for and apply for gaming site approval with the Mississippi Gaming Commission.

The net proceeds from the sale of the Third Tranche Debentures at the Third Closing are expected to be used to pay costs and expenses required to maintain and keep the Company's SEC filings current, for general corporate purposes and working capital, and to raise funds for the construction of the Company’s casino/hotel project.

Even assuming the Company raised the maximum proceeds available under this Offering, inasmuch as the Company has no operations and no revenue, the Company will still be required to seek additional funding in the future. There can be no assurance the Company will be able to raise any additional funding in the future. See “Risk Factors.”

DIVIDEND POLICY

We have never paid any cash dividends on our Common Stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We intend to retain future earnings, if any, to fund operations and future capital requirements of our business. Any future determination to pay cash dividends on our Common Stock will be at the discretion of our Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

MANAGEMENT

Below is information regarding the Company's current officers and directors. Officers are appointed annually by the Board of Directors to hold such office until an officer's successor has been duly appointed and qualified, unless an officer dies, resigns, is replaced or is removed by the Board of Directors. Directors are elected to serve until the next annual meeting of shareholders and until their successors are elected and qualified. A majority of directors constitutes a quorum of the Board of Directors for the transaction of business. The directors must be present at the meeting, in person or telephonically, to constitute a quorum. Any action required or permitted to be taken by the Board of Directors individually or collectively may be taken without a meeting if all members of the Board of Directors consent, in writing, to the action.

Officers and Directors	Age	Position(s)
Deborah A. Vitale	63	Chairman of the Board of Directors, President, Treasurer and Interim Secretary
Gregory A. Harrison	69	Director, Vice President
Benjamin J. Harrell	60	Director
Martin C. Blount	51	Director

Background of Current Executive Officer and Directors

Deborah A. Vitale has served as President, chief executive officer and Treasurer of the Company since February 1998 and has served as Chairman of the Board of the Company since March 1995. She is also the Company’s interim Secretary. As President and CEO, Ms. Vitale was responsible for all phases of the day-to-day operations of four casino ships sailing out of three Florida ports into international waters and for the management and supervision of hundreds of ship-based and land-based employees. Ms. Vitale served as Secretary of the Company from November 1994 until July 2002. She has been a Director of the Company since December 1992. On February 14, 1997, Ms. Vitale was appointed Chairman of the Board of Directors of Casino World, Inc. and Chairman of the Board of Directors of Mississippi Gaming Corporation, each a subsidiary of the Company. On September 2, 1997, Ms. Vitale was appointed President of Casino World, Inc. and Mississippi Gaming Corporation. Ms. Vitale is a trial attorney with over twenty-five years of experience handling complex civil litigation. Ms. Vitale is licensed to practice law in Maryland, Virginia and Washington, D.C.

Gregory A. Harrison, Ph.D., P.E. was elected a Director of the Company on February 20, 1998. Dr. Harrison was appointed Vice-President of the Company on July 18, 2002 and was appointed Secretary of the Company on July 25, 2002. Dr. Harrison is a consulting forensic engineer with forty years of diversified fire protection/safety/project engineering experience with NASA, DOD, NBS, NRC, ARAMCO, and Tenera, L.P. Dr. Harrison is licensed in six states and, effective August 27, 2004, became a Professional Engineer licensed to practice in the state of Mississippi. Dr. Harrison has qualified as an expert witness in various courts in ten states. Dr. Harrison is a partner of Master Jin Kim of Champion Martial Arts, Inc., in the development of an internet martial arts school. Dr. Harrison received a B.S. degree in Fire Protection Engineering from the University of Maryland, an M.S. degree in Civil Engineering from the University of Maryland, an M.S. degree in Engineering Administration from George Washington University and a Ph.D. in Safety Engineering from Kennedy-Western University. Dr. Harrison has held a top secret security clearance with the U.S. Department of Energy, the U.S. Nuclear Regulatory Commission, and the Department of Defense. Dr. Harrison has served on the Board of Directors of Data Measurement Corporation and was an Advisory Board member of United Bank and First Patriot National Bank.

Benjamin J. Harrell was elected a Director of the Company on July 18, 2002. Mr. Harrell was the founder and served as President and CEO of Pete Fountain Productions, Inc. from 1979 until it was acquired in 1999 by Production Group International, Inc. (“PGI”), a global event communications company, which was subsequently acquired by TBA Global Events, LLC in 2005. Mr. Harrell managed the acquiring company’s business in the New Orleans area. He currently serves as Head of Operations of Kuoni Destination Management, Inc., which purchased the destination division of TBA Global in February of 2009. He also served as Vice President of Pete Fountain Entertainment, LLC, which until March 2003 operated one of the largest jazz clubs in New Orleans. Since 1975, Mr. Harrell has served as personal manager for the internationally noted jazz artist, Pete Fountain. Mr. Harrell handled all aspects of Mr. Fountain’s career, including promotion, concerts, personal appearances and commercial endorsements. From 1985 through 2003, Mr. Harrell served as President of Cresent Sound & Light, Inc, a professional sound, lighting, video and staging company for the convention and entertainment industry. Mr. Harrell served as a Director of the New Orleans Metropolitan Convention and Visitors Bureau from 1997 through 1999. On January 15, 2004, Mr. Harrell was elected to the Board of Directors of Mississippi Gaming Corporation, a wholly owned subsidiary of the Company.

Martin C. Blount was elected a Director of the Company on June 9, 2010. Since approximately 1986, Mr. Blount has been a stock broker and registered investment banker. Since approximately April of 2013, Mr. Blount has also served as a licensed structured settlement agent for Galaher Settlements & Insurance Services, Inc. Mr. Blount also represents professional athletes and is a certified major league baseball agent. Mr. Blount is a graduate of West Virginia Wesleyan College and holds a B.A. degree in Sociology.

Background of Chairman-Elect

In addition to the Officers and Directors identified above, at a Board of Directors' meeting to be convened in contemplation of the First Closing, Edson R. “Ted” Arneault is expected to be named, as of the date of the First Closing, to the Board of Directors of the Company as its Chairman, and to the positions of President and CEO of Casino World, Inc., a wholly owned subsidiary of the Company that is expected to develop and operate the casino. At the same time, Ms. Vitale has agreed to step down as Chairman of the Board.

Edson R. “Ted” Arneault. From 1992 through 2008, Mr. Arneault served as Chairman, President and Chief Executive Officer of MTR Gaming Group (NASDAQ: MNTG), a publicly-traded company. Mr. Arneault has significant experience in the gaming industry and, though not currently licensed, has previously held gaming licenses in Pennsylvania, West Virginia, Ohio, and Nevada. Since 2009, Mr. Arneault has served as President of New ERA Consulting, which provides marketing, government relations, capital formation, financing, and human resources consulting services to various companies. Since 2009, Mr. Arneault has also served as a principle and co-CEO of Braneault Enterprises, LLC, which advises political, commercial and entrepreneurial enterprises in all facets of marketing management. Since 2001, Mr. Arneault has served as a co-host of “Black and Gold Sunday,” a sports program on KDKA radio. Since 1981, Mr. Arneault has served as President of Century Energy Management Co., Inc. and its predecessors, an oil and gas operating company founded in 1980, which has drilled and operated numerous gas wells.

Mr. Arneault is also a member of the American Institute of Certified Public Accountants and was previously licensed as a CPA in Michigan, Ohio, and Louisiana. Mr. Arneault has worked as a tax partner with Seidman and Seidman (BDO Seidman) and as a tax consultant for Arthur Andersen & Company. Mr. Arneault was a Distinguished Military Graduate and served as a Captain in the United States Air Force from 1969 to 1972 and on active duty in the Middle East, Africa and Asia.

Director and Officer Compensation

As of 2013, the directors of the Company are compensated at a rate of $15,000 per annum, although the Company has been unable to pay these fees to date. As of December 31, 2013, a total of $60,000 was due and owing to the Company’s directors. Directors have previously been compensated and may, in the future, be compensated for their services with Common Stock or options to purchase Common Stock of the Company. Directors are reimbursed for expenses incurred in attending meetings. Directors may be paid a consulting fee for services performed outside the scope of their directorship.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 30, 2013, to the Company's knowledge and based on filings with the Securities and Exchange Commission, the beneficial ownership of the outstanding capital stock of the Company held by (i) each person or entity beneficially owning more than 5% of the shares of any class of capital stock, (ii) each director, director nominee and executive officers, individually, and (iii) all directors and executive officers as a group.

At September 30, 2013, there were issued and outstanding and entitled to vote a total of 38,763,491 shares of the Company’s common stock, par value $.001 per share (including 2,545,460 unallocated ESOP shares), 926,000 shares of the Company’s series “S” preferred stock (the “S Preferred Stock”) and 900,000 shares of the Company’s series “S-NR” preferred stock (the “S-NR Preferred Stock”). The S Preferred Stock and the S-NR Preferred Stock are collectively referred to in this section as the “Preferred Stock”. The Common Stock and Preferred Stock vote as a single class, and each share thereof is entitled to one vote per share. Accordingly, as of September 30, 2013, a total of 40,589,491 voting securities are issued and outstanding.

BENEFICIAL OWNER	AMOUNT OF STOCK	CLASS OF STOCK	PERCENT OF CLASS	PERCENT OF VOTING (1)
Europa Cruises Corporation Employee Stock Ownership Plan Trust, Deborah A. Vitale, Trustee (2)	2,545,460	Common	5.41%	5.21%
Deborah A. Vitale (2)(3)	6,558,218	Common	13.93%	13.41%
Gregory Harrison (4)	1,473,782	Common	3.13%	3.01%
Benjamin J. Harrell (5)	475,000	Common	1.01%	*
W. Austin Lewis IV (6)	3,617,680	Common	7.68%	7.40%
Serco International Limited (7)	1,341,449 900,000 926,000	Common S-NR Preferred S-Preferred	2.85% 100.00% 100.00%	6.48%
Austroinvest International Limited (7)	1,341,449 900,000 926,000	Common S-NR Preferred S-Preferred	2.85% 100.00% 100.00%	6.48%
Ernst G. Walter (7)	1,341,449 900,000 926,000	Common S-NR Preferred S-Preferred	2.85% 100.00% 100.00%	6.48%
Martin C. Blount	—	—	—	—
Edson R. Arneault	—	—	—	—
All Directors & Executive Officers as a Group (4 persons)	8,507,000		18.07%	17.39%
__________
*	Less than 1%

(1)	Common Stock, Series S-NR Preferred Stock and Series S Preferred Stock have been combined for the purpose of calculating voting percentages.

(2)
The Europa Cruises Corporation Employee Stock Ownership Plan (“ESOP”) was established on August 18, 1994. The Trustee of the ESOP is Deborah A. Vitale. As of September 30, 2013, 2,215,905 ESOP shares had been released and allocated to participants in the ESOP and an additional 238,635 shares had been forfeited by the Trust. The participants in the ESOP are entitled to direct the Trustee as to the manner in which the Company's allocated shares are voted. The remaining 2,545,460 unallocated shares are voted by the Trustee. The Trustee is required to vote the unallocated ESOP shares in the best interests of the ESOP beneficiaries.

(3)
Includes 2,545,460 unallocated common shares of the ESOP Trust; 767,000 shares of Common Stock owned directly by Ms. Vitale; options to purchase 2,825,000 shares of Common Stock; and 420,758 shares of Common Stock, which represent shares of stock held in Ms. Vitale’s fully vested ESOP participant account.

(4)	Includes 1,183,782 shares of Common Stock owned directly by Mr. Harrison; 40,000 shares owned by the Harry and Marie Harrison Trust of which Mr. Harrison is a Co-Trustee; options to purchase 150,000 shares of Common Stock; and a convertible Pomissory Note and Warrant to purchase common stock, which are convertible or exercisable into a total of 100,000 shares of common stock.

(5)	Includes 400,000 shares of Common Stock owned directly by Mr. Harrell and an option to purchase 75,000 shares of common stock.

(6)
Includes 2,980,959 shares owned by the Lewis Opportunity Fund, LP and 636,721 shares owned by the LAM Opportunity Fund, Ltd. The aforesaid investment funds are managed by the Lewis Asset Management Corp., a Delaware corporation, of which Mr. Lewis is the General Partner and Chief Investment Officer.

(7)
Serco International Limited (f/k/a Serco International Financial Advisory Services, Ltd.) and Austroinvest International Limited are affiliated entities. The Company understands that Dr. Ernst Walter is the sole director of each company. The total beneficial ownership of securities of the Company held by the foregoing and Dr. Walter includes: 1,341,449 shares of Common Stock owned by Serco International Limited; 900,000 shares of Series S-NR Preferred Stock owned by Serco International Limited; and 926,000 shares of Series S Preferred Stock owned by Austroinvest International Limited.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 18, 1994, the Company (f/k/a Europa Cruises Corporation) established the Europa Cruises Corporation Employee Stock Ownership Plan (the “ESOP”). The ESOP, which is a qualified retirement plan under the provisions of Section 401(a) of the Internal Revenue Code and an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Internal Revenue Code, was established primarily to invest in stock of the Company. All employees as of December 31, 1994, and subsequent new employees having completed 1,000 hours of service, are eligible to participate in the ESOP. The Company also established a trust called the Europa Cruises Corporation Employee Stock Ownership Plan Trust Agreement, to serve as the funding vehicle for the ESOP. Deborah A. Vitale is the sole Trustee of the Trust. As of September 30, 2013, a total of 2,215,905 shares of Common Stock had been released and allocated to participants in the ESOP. An additional 238,635 shares had been forfeited by the Trust. The participants in the ESOP are entitled to direct the Trustee as to the manner in which the Company's allocated shares are voted. The remaining 2,545,460 unallocated shares are voted by the Trustee. The Trustee is required to vote the unallocated ESOP shares in the best interests of the ESOP beneficiaries.

On August 21, 1994, the Company loaned $4,275,000 to the ESOP in exchange for a ten-year promissory note bearing interest at eight percent per annum. On August 24, 1994, the ESOP purchased 2,880,000 shares of the Company's Common Stock with the proceeds of the loan. On August 25, 1994, the Company loaned an additional $3,180,000 to the ESOP in exchange for a ten year promissory note bearing interest at eight percent per annum. On August 26, 1994, the ESOP purchased an additional 2,120,000 shares of the Company's Common Stock with the proceeds of the loan. The shares of Common Stock were pledged to the Company as security for the loans. The promissory notes will be repaid with the proceeds of annual contributions made by the Company to the ESOP. In April of 1995, the Company agreed to extend the maturity of the loans to twenty years. Effective for the Plan year beginning January 1, 2001, the Company amended the plan and related loans for the purpose of limiting excise tax liability for plan contributions in excess of IRS Code Section 415 limitations. To accomplish this, the Company agreed to extend the maturity of the loans to fifty years.

The Company's office and all of its active files are located in a furnished and fully equipped townhouse office building owned by Ms. Vitale in Alexandria, Virginia. The Company is obligated to pay base rent and certain expenses to Ms. Vitale for the use of the office, but has yet to pay any base rent whatsoever.

The Company has agreements with various current Officers and Directors which would give rise to payment of a fee under certain conditions as follows:

The Company has an agreement with Mr. Blount pursuant to which he will be paid a bonus in the event of any recovery received from litigation against BP relating to the oil spill, of 10% of any amounts received by the Company, after deduction of attorneys fees and expenses relating to the litigation.

DESCRIPTION OF SECURITIES

Authorized Stock

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

As of September 30, 2013, there were 39,052,472 shares of common stock issued and 36,218,031 shares of common stock outstanding. There were 2,545,460 unallocated shares of common stock issued to the ESOP trust that are not included in earnings per share or deemed outstanding.

Subject to the preferences that may be applicable to any preferred stock outstanding at the time, the holders of common stock are entitled to receive dividends out of legally available assets at such times and in such amounts as our Board of Directors may from time to time determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not authorized.

Our common stock is not subject to conversion or redemption and holders of common stock are not entitled to preemptive rights. Each outstanding share of common stock is fully paid and non-assessable. Upon the liquidation, dissolution or winding up of the Company, the remaining assets legally available for distribution to stockholders, after payment of claims of creditors and payment of liquidation preferences on outstanding preferred stock, are distributable ratably among the holders of common stock and any participating preferred stock outstanding at that time.

Preferred Stock

The Company currently has three classes of preferred stock: Series S Voting, Non-Convertible Redeemable Preferred Stock (the “S Preferred Stock”), Series S-NR Voting, Non-Convertible Non-Redeemable Preferred Stock (the “S-NR Preferred Stock”) and Series S-PIK Junior, Non-Voting, Convertible Non-Redeemable Preferred Stock (the “S-PIK Jr. Preferred Stock”). As of September 30, 2013, there were 926,000 shares of Series S Preferred Stock authorized, issued and outstanding; 900,000 shares of Series S-NR Preferred Stock authorized, issued and outstanding; and 2,500,000 shares of S-PIK Jr. Preferred Stock authorized and 260,000 shares of S-PIK Jr. Preferred Stock issued and outstanding. As of September 30, 2013, the liquidation preferences on outstanding preferred stock totaled $2,519,080.

Our Board of Directors has the authority, without action by stockholders, to designate and issue up to an additional 674,000 shares of preferred stock (in addition to the authority to issue additional shares of S-PIK Jr. Preferred Stock) in one or more series. The Board of Directors may also designate the rights, preferences and privileges of each series of preferred stock, any or all of which may be greater than the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the Board of Directors determines the specific rights of the holders of the preferred stock. However, these effects might include: (a) restricting dividends on the common stock; (b) diluting the voting power of the common stock; (c) impairing the liquidation rights of the common stock; and (d) delaying or preventing a change in control of the Company without further action by stockholders.

Voting Stock

At September 30, 2013, there were 40,589,491 issued and outstanding shares entitled to vote (including 2,545,460 unallocated ESOP shares). These consisted of 38,763,491 shares of the Company’s common stock, 926,000 shares of S Preferred Stock and 900,000 shares of S-NR Preferred Stock. The Common Stock, the S Preferred Stock and the S-NR Preferred Stock vote as a single class and each share thereof is entitled to one vote per share.

Potentially Dilutive Securities

The table below summarizes the components of our potentially dilutive securities as of September 30, 2013:

Description	September 30, 2013

Convertible Preferred Stock……………	260,000
Options to Purchase Common Shares….	3,140,000
Private Placement Warrants……………	2,986,500
Convertible Promissory Notes………….	1,925,000

Total…………………………………….	8,311,500

RECENT SALES OF UNREGISTERED SECURITIES

Between October 24, 2012 and December 2012, the Company sold an aggregate of 1,011,500 shares of common stock at an exercise price of $0.25 and warrants to purchase 1,011,500 shares of common stock at an exercise price of $0.25 per share, for aggregate gross proceeds of $151,750. The net proceeds of the offering were used to pay property taxes on the Property, property insurance premiums, directors and officers liability insurance premiums, and for general corporate purposes.

Pursuant to a Private Placement Memorandum dated October 25, 2010, the Company offered Units consisting of a two year unsecured, convertible promissory note in the principal amount of $25,000 together with a five year Warrant to purchase 50,000 shares of the Company’s common stock at an exercise price of $1.00 per share. The Promissory Notes bear interest at 9% per annum and are convertible into 50,000 shares of common stock of the Company. Interest on the notes is payable in either cash or common stock at the option of the Company. From November 10, 2010 through December 20, 2010, the Company accepted subscriptions totaling $212,500 from unrelated accredited investors and accepted an additional $300,000 of subscriptions from unrelated accredited investors in 2011.

Pursuant to a Private Placement Memorandum dated March 1, 2010, the Company offered Units consisting of a two year unsecured, convertible promissory note in the principal amount of $25,000 with interest at 12% per annum, together with a five year Warrant to purchase 50,000 shares of the Company’s common stock at an exercise price of $1.00 per share. The Promissory Note is convertible into 50,000 shares of common stock of the Company immediately upon issuance at the option of the investor. Interest on the notes is payable either in cash or common stock at the option of the Company. From March 25, 2010 to June 3, 2010, the Company accepted subscriptions totaling $450,000 from unrelated subscribers and an additional $25,000 for one Unit purchased by a Director of the Company. The offering of these Units expired on June 29, 2010 pursuant to the terms of the Private Placement Memorandum.

INVESTOR SUITABILITY STANDARDS

Investment in our securities involves significant risks and is not a suitable investment for all potential investors. See “Risk Factors.”

INVESTOR QUALIFICATIONS; SUBSCRIPTION

The Securities Act and the rules and regulations promulgated thereunder by the SEC impose limitations on the persons who may participate in the offering and from whom subscriptions may be accepted. Accordingly, this offering and the sale of Debentures hereunder is limited to “accredited investors” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act, which Rule is incorporated herein by reference. Subject to the foregoing, an investor may subscribe for the Debentures only by executing a Subscription Agreement and delivering the Subscription Agreement to the Company along with the subscription payment for the Debentures purchased. See Subscription Agreement (Exhibit A).

Please note that being qualified to participate in this offering does not make the offering a suitable investment.

Accredited Investors

As defined in Regulation D, the term accredited investor means any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

(1) Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(3) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5) Any natural person whose individual net worth, or joint net worth with that person's spouse, exceeds $1,000,000. For purposes of calculating net worth under this paragraph (a)(5): (A) The person's primary residence shall not be included as an asset; (B) Indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (C) Indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

(6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in § 230.506(b)(2)(ii); and

(8) Any entity in which all of the equity owners are accredited investors.

IF YOU ARE NOT AN ACCREDITED INVESTOR, RETURN THIS MEMORANDUM TO THE COMPANY IMMEDIATELY. IN THE EVENT YOU DO NOT MEET SUCH REQUIREMENTS, THIS MEMORANDUM SHALL NOT CONSTITUTE AN OFFER TO SELL SECURITIES TO YOU.

If you decide to invest in this offering, we will be relying on your representation that you are an accredited or institutional investor in order to properly satisfy federal and state securities laws.

PLACEMENT AGENT

We have engaged Henley & Company LLC (“Henley”) as exclusive Placement Agent for this offering. For their services as Placement Agent, Henley will be paid a commission of 6% of the gross proceeds to the Company from the sale of the Debentures sold in this Offering. The commissions due will be paid when, as, and if proceeds of the Offering are released to the Company out of the Escrow. Henley is also entitled to reimbursement of expenses up to a maximum of $55,000 upon the First Closing and up to $10,000 for each of the Second Closing and the Third Closing (if any), up to an aggregate of $75,000. In addition, Henley will also receive warrants to purchase up to 75,000 shares of Common Stock of the Company, exercisable as follows: 25,000 shares at $0.30 per share; 25,000 shares at $0.45 per share; and 25,000 shares at $0.55 or $0.75 per share (depending on the Valuation and the Conversion Price of the Third Tranche Debentures). The 75,000 shares underlying these warrants have not been included in the computation of the number of shares offered herein. The Placement Agent will be entitled to exercise its warrants to purchase (a) 25,000 shares of Common Stock at $.30 per share upon the First Closing, (b) 25,000 shares of Common Stock at $0.45 per share upon the Second Closing (if any) and (c) 25,000 shares of Common Stock at $0.55 or $0.75 per share (depending on the Valuation) upon the Third Closing (if any).

SUBSCRIPTION PROCEDURES

In order to subscribe to this Offering, each prospective investor must complete, execute and deliver a fully executed Subscription Agreement. The Subscription Agreement includes certain representations by the investor relating to such investor's subscription. In addition, the investor must tender the minimum amount due of $150,000 ($50,000 for each of the three Debentures required to be purchased), in United States Dollars, to be held in Escrow by the Escrow Agent. The check, in payment of the subscription, should be made payable to “CST&T AAF Diamondhead Escrow Account.”

Subscription Agreements are not binding on the Company until signed and accepted by the Company. The Company reserves the right to reject, in whole or in part, in its sole discretion, any subscription. If the Company rejects all or a portion of any subscription, the Company will promptly mail the subscriber a check for all, or the appropriate portion of, the amount submitted representing the subscription rejected, without interest thereon or any deductions therefrom.

ADDITIONAL INFORMATION

We will make available to any investor, or the investor’s representative, the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain information which we possess or can acquire without unreasonable effort or expense that is necessary to verify the accuracy or adequacy of the information contained in this Memorandum. Copies of all agreements and documents referred to in the Memorandum are available upon request. Any requests or questions to the Company should be directed to its President and Chief Executive Officer: Deborah A. Vitale, Diamondhead Casino Corporation, 1013 Princess Street, Alexandria, Virginia 22314.